UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Toga Limited
(Exact name of registrant as specified in its charter)

Delaware	98-0568153
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 30-01, Level 30 Menara Standard Chartered No 30, Jalan Sultan Ismail 50250, Kuala Lumpur Malaysia
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-138951

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Common Stock, par value $0.0001 per share, of Toga Limited (the “Registrant”). The description of the Common Stock contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form SB-2/A (File No. 333-138951), originally filed with the Securities and Exchange Commission (“SEC”) on November 27, 2006, as thereafter amended in the Registrant’s Schedule 14C (File No, 333-138951), originally filed with the SEC on March 27, 2008, and as thereafter amended in the Registrant’s Form 8-K (File No. 333-138951), originally filed with the SEC on September 11, 2017, to which this Form 8-A relates are incorporated by reference herein.

Item 2. Exhibits

Exhibit No.	Description

3.1

Certificate (Articles) of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2/A (File No. 333-138951), filed with the Securities and Exchange Commission on November 27, 2006.

3.2

Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2/A (File No. 333-138951), filed with the Securities and Exchange Commission on November 27, 2006.

2

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 3, 2017

TOGA LIMITED

	By:	/s/ Toh Kok Soon
	Name:	Toh Kok Soon
	Title:	Chief Executive Officer and Chief Financial Officer

[Signature page to Form 8-A]

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